Exhibit 99.1

Lux Energy Issues Corporate Update Regarding Forward Stock Split

CALGARY, April 12 /PRNewswire-FirstCall/ - Lux Energy Corp. (OTC BB:LUXE.ob - News), an oil and gas production and exploration company, today issued a corporate update regarding the forward stock split made effective on December 10, 2009, which increased the issued and outstanding stock from 25,250,000 to 75,750,000. Prior to being made effective, the stock split was approved by written consent of the Company's board of directors and a majority of the Company's shareholders.

The Company believes that the split will result in increased opportunities for potential acquisition, joint venture or partnership and should also increase the Company's potential for growth.

In fact, recently, the Company has negotiated the purchase of a partnership interest in an oil and gas venture, and signed an agreement to participate in a deep well test in the Lower Tuscaloosa "C" structure in Pike County, Mississippi.

The Company is presently working with its auditors to finalize its Form 10-K for the year ended December 31, 2009, and anticipates that it will be filed prior to April 15, 2010.

Lux Energy Corp. is an oil and gas production and exploration company focusing on developing oil and gas resources in North America.

"Safe Harbor" Statement: This press release may contain certain forward-looking statements within the meaning of Sections 27A & 21E of the amended Securities and Exchange Acts of 1933-34, which are intended to be covered by the safe harbors created thereby. Although Lux Energy Corp. believes that the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that these statements included in this press release will prove accurate. This press release includes forward-looking statements concerning the future performance of our business, its operations and its financial performance and condition, and also includes selected operating results presented without the context of accompanying financial results. These forward-looking statements include, among others, statements with respect to our objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. These forward-looking statements are based on our current expectations. We caution that all forward-looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward-looking information, and that actual future performance will be affected by a number of factors, including economic conditions, technological change, regulatory change and competitive factors, many of which are beyond our control. Therefore, future events and results may vary significantly from what we currently foresee. We are under no obligation (and we expressly disclaim any such obligation) to update or alter the forward-looking statements whether as a result of new information, future events or otherwise.